EXHIBIT 10.1
                                                                    ------------



                                                                  EXECUTION COPY





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                               PURCHASE AGREEMENT


                                      among


                      METROMEDIA INTERNATIONAL GROUP, INC.,

               METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC.,

                         METROMEDIA INTERNATIONAL, INC.

                           INTERNATIONAL TELCELL, INC.

                                       and

                         ADAMANT ADVISORY SERVICES, INC.




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                           Dated: as of April 24, 2003
                       -----------------------------------





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                                                                               i

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I DEFINITIONS..........................................................1
         ------------
         1.1      Definitions..................................................1
         1.2      Cross References.............................................3
         1.3      Usage........................................................4

ARTICLE II PURCHASE AND SALE...................................................4
          ------------------
         2.1      Purchase and Sale of Interests...............................4
         2.2      Allocation of the Purchase Price.............................6

ARTICLE III REPRESENTATIONS AND WARRANTIES.....................................6
           -------------------------------
         3.1      Representations and Warranties of the Sellers................6
         3.2      Representations and Warranties of the Purchaser..............9

ARTICLE IV INDEMNIFICATION....................................................11
          ----------------
         4.1      Survival of Representations and Warranties..................11
         4.2      Indemnification by MIG and MITI.............................11
         4.3      Indemnification by the Purchaser and the
                     Purchaser Shareholders...................................11
         4.4      Indemnification Amounts.....................................12
         4.5      Notification of Third-Party Claims..........................12
         4.6      Transfer Taxes..............................................13
         4.7      Public Announcement.........................................13
         4.8      Cooperation and Books and Records...........................13
         4.9      Cooperation.................................................13

ARTICLE V MISCELLANEOUS.......................................................14
         --------------
         5.1      Remedies....................................................14
         5.2      Expenses....................................................14
         5.3      Notices.....................................................14
         5.4      Successors and Assigns; Third Party Beneficiaries...........15
         5.5      Amendment and Waiver........................................15
         5.6      Counterparts................................................16
         5.7      Headings....................................................16
         5.8      Schedules...................................................16
         5.9      GOVERNING LAW...............................................16
         5.10     Jurisdiction................................................16
         5.11     WAIVER OF JURY TRIAL........................................17
         5.12     Specific Performance........................................17
         5.13     Severability................................................17
         5.14     Rules of Construction.......................................17
         5.15     Entire Agreement............................................17
         5.16     Further Assurances..........................................17

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT, dated as of April 24, 2003 (this "AGREEMENT"), by and among Metromedia International Group, Inc., a Delaware corporation ("MIG"), Metromedia International Telecommunications, Inc., a Delaware corporation ("MITI"), Metromedia International, Inc., a Delaware corporation ("MII"), International Telcell, Inc., a Delaware corporation ("ITI" and, collectively with MIG (other than for purposes of Section 2.1), MITI and MII, the "SELLERS"), and Adamant Advisory Services, Inc., a British Virgin Islands company (the "PURCHASER").

         WHEREAS the Sellers hold Interests (as defined herein) in the Companies;

         WHEREAS, the Sellers desire to sell and the Purchaser desires to purchase such Interests;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "CLOSING DATE" means the date hereof.

         "COMPANIES" means, collectively, CJSC "Comstar", CJSC "Kosmos-TV", "SAC", "Radio Katusha", each of which are Russian closed joint stock companies, and "Ekby", a Russian limited liability company; and each of which shall be referred to herein as a "COMPANY".

         "COMPANY SUBSIDIARY" means a Subsidiary of a Company, and all Subsidiaries of such Company are referred to herein as "COMPANY SUBSIDIARIES."

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "INDENTURE" means the Indenture, dated as of September 30, 1999, entered into between MIG and U.S. Bank Trust National Association, as Trustee, relating to the Senior Notes, as amended, modified or supplemented from time to time.

         "LIEN" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or other security agreement, option, warrant, attachment, right of first refusal, preemptive, put, call or other claim or right, restriction on transfer (other than restrictions imposed applicable securities laws) or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) or any other encumbrance similar to the foregoing.

         "LAWS" means any applicable law, statute, rule, regulation or code.

         "ORDER" means any order, judgment, injunction, writ, ruling, assessment, arbitration award or decree issued by a court or other administrative body of competent jurisdiction applicable to a Person.

         "PERMIT" means any license, franchise, permit, consent, concession, order, approval, authorization, certificate or registration from, of or with a Governmental Entity.

         "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "SELLER MATERIAL ADVERSE EFFECT" means any event or circumstances that results or is reasonably likely to result in a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the business of the Companies (taken as a whole) excluding any such effect resulting from (i) the announcement or consummation of the sale of the Purchased Interests or any other transactions contemplated by this Agreement, or any other action by any of the Sellers or the Companies reasonably contemplated by or required by this Agreement, including, to the extent directly resulting from the foregoing, any cancellations of customer orders or subscriptions, any reduction in sales, any disruption in partner, supplier, distributor or similar relationships, any loss of employees or any litigation; (ii) changes or conditions generally affecting the industries in which the Companies operate;
(iii) changes in the economy or financial markets in general; or (iv) changes in general regulatory or political conditions, including any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, PROVIDED THAT, in the case of


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each of clauses (ii), (iii) and (iv), such change or condition does not disproportionately affect the business, condition (financial or otherwise), assets or results of operations of the Companies taken as a whole.

         "SENIOR NOTES" means the 101/2% Senior Discount Notes due 2007, issued by MIG under the Indenture.

         "SUBSIDIARIES" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by the first such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "SUBSIDIARY" or to "SUBSIDIARIES" in this Agreement shall refer to a Subsidiary or Subsidiaries of any of the Companies.

         "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") means all forms of taxation, whenever created or imposed, whether imposed by a local, municipal, state, foreign, federal or other governmental body or authority, and, without limiting the generality of the foregoing, shall include income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property and other taxes, together with any interest, penalty, addition to tax or additional amount imposed by any governmental body or authority responsible for the imposition of any such tax.

         "TAX BENEFIT" means the amount of the reduction in an indemnified party's liability for Taxes actually realized, as a result of the payment or accrual of any loss, expense or Tax, for the Taxable period in which such payment or accrual occurs.

         1.2 CROSS REFERENCES. Each of the following terms shall have the meaning assigned thereto in the Section of this Agreement set forth opposite such term:

                  TERMS                                    SECTION
                  -----                                    -------
                  Agreement                                Preamble
                  Closing                                  2.1
                  Closing Date                             2.1
                  Credit Agreement                         3.1(n)
                  Indemnified Party                        4.1(i)
                  Indemnifying Party                       4.1(i)
                  Interest                                 2.1
                  ITI                                      Preamble
                  Licenses                                 3.2(f)
                  Losses                                   4.2(a)
                  MIG                                      Preamble
                  MIG Notes                                2.1
                  MII                                      Preamble
                  MITI                                     Preamble
                  Permitted Liens                          3.1(d)
                  Purchase Price                           2.1


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                  TERMS                                    SECTION
                  -----                                    -------
                  Purchased Interests                      2.1
                  Purchaser                                Preamble
                  Purchaser Indemnitee                     4.1(h)
                  Purchaser Shareholders                   4.3
                  Securities Act                           3.3(e)
                  Sellers                                  Preamble
                  Sellers Indemnitee                       4.3
                  Third Party Claim                        4.1(i)


         1.3 USAGE. The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meaning ascribed to such term in this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Whenever any payment hereunder is to be paid in "cash," payment shall be made in the legal tender of the United States and the method for payment shall be by wire transfer of immediately available funds. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. This Agreement shall be deemed to have been drafted by each party hereto and this Agreement shall not be construed against any party as a principal draftsperson.

                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

         2.1 PURCHASE AND SALE OF INTERESTS. Concurrently with the execution hereof:

                  (a) The Sellers hereby do, effective from and after the date hereof, convey, grant, sell, contribute, transfer, set over, assign, bargain, release, deliver and confirm unto the Purchaser, its successors and assigns forever, all of its and its Affiliates' rights, title and interests as of the date hereof in the Companies, as set forth on SCHEDULE 2.1 hereto (collectively, the "Purchased Interests" and all the


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interests owned by any of them in each such Company is referred to as an
"Interest"); and

                  (b) In consideration for the Purchased Interests, the Purchaser hereby does, effective from and after the date hereof, convey, grant, sell, contribute, transfer, set over, assign, bargain, release, deliver and confirm unto the Sellers, and each of their successors and assigns forever, all of its and its Affiliates' rights, title and interests as of the date hereof in
(i) Senior Notes having an aggregate principal amount of $58,605,000 plus any and all accrued and unpaid interest thereon as of the date hereof (the "MIG Notes"), and (ii) an amount in cash equal to $5,000,000 (the consideration described in clause (i) and (ii) are referred to herein collectively as the "Purchase Price").

                  (c) The closing of the sale and purchase of the Purchased Interests (the "Closing") is taking place concurrently herewith at such place that the parties have agreed.

                  (d) The Purchaser hereby agrees and represents that it has caused the transfer of the Purchase Price described in clause (b)(i) above to occur by irrevocable book entry transfer at DTC Corporation to an account designated by MIG, on behalf of the Sellers, and will take such other actions and execute such other instruments as are reasonably requested by Seller to effectuate such transfer and has caused the transfer of the Purchase Price described in clause (b)(ii) above to occur by wire transfer of immediately available funds to an account(s) previously designated by MIG on behalf of Sellers.

                  (e) Each of the Sellers hereby agrees and represents that it has caused the transfer of the Purchased Interests described in clause (a) above to be recorded (x) on the shareholder register of the applicable Companies, with respect to Companies that are Russian joint stock corporations
(ZAO), (y) by a joint notification of MII and the Purchaser to "Ekby" of transfer of the Interest in "Ekby" to the Purchaser; and will take such other actions and execute such other instruments as are reasonably requested by Seller to effectuate such transfer.

                  (f)      Each of the Sellers hereby agrees and represents that
(x) it has caused all consulting, management or other service agreements existing among the Sellers or their Affiliates, on the one hand, and any of the Companies or any of the Company Subsidiaries, on the other hand, prior to the Closing, to be terminated with respect to the Companies and the Company Subsidiaries as of the date hereof, (y) it has caused the Sellers and their Affiliates to release any such Companies from and against any obligation, liability or claim arising from any such, management or other service agreements, and (z) it has caused members of the board of directors (or similar governing body) of each of the Companies or the Company Subsidiaries who are the representatives designated by any of the Sellers or their Affiliates and who the Sellers have the power to remove immediately, to tender to the Purchaser or its designee undated letters of resignation from their position as directors (or members of the governing body similar to that of a board of directors) of such Companies or such Company Subsidiaries.


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         2.2      ALLOCATION OF THE PURCHASE PRICE. The parties agree that the
Purchase Price being paid is to be allocated among the Interests and the Sellers for all purposes as described on SCHEDULE 2.2.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, jointly and severally, represents and warrants as follows as of the date hereof immediately prior to the purchase and sale described in Section 2.1:

                  (a) ORGANIZATION AND GOOD STANDING. Each Seller, Company and Company Subsidiary is a corporation, limited liability company or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, limited liability company or other business power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Seller, Company and Company Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership of the Purchased Interests makes such qualification necessary.

                  (b) AUTHORIZATION OF AGREEMENT. Each Seller has the requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Seller and the consummation by such Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller, and, assuming due execution and delivery by the other parties hereto, constitute valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law.

                  (c) NO VIOLATION; CONSENTS. (I) Except as have been obtained, the execution and delivery by each Seller of this Agreement and the consummation of the transactions contemplated hereby by each Seller does not and will not (A) violate any provision of any certificate of incorporation, bylaw or other organizational document of such Seller, any Company or any Company Subsidiary, (B) conflict with, require the consent of a third party under, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation of such Seller, any Company or any Company Subsidiary under, any agreement or other instrument to which such Seller or any Company or any Company Subsidiary is a party or by which such Seller or any Company or any Company Subsidiary or any of their respective properties or assets are bound, in each case other than such violations, breaches, defaults or rights that would not have, individually or in the aggregate, a Seller Material Adverse Effect, (C) violate any Order of any Governmental Authority to which such Seller or any Company or any Company Subsidiary, or any of their respective properties or assets, is bound or subject in any material respect, or


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(D) violate any Laws to which such Seller or any Company, or any Company
Subsidiary, or any of their respective properties or assets, is subject in any material respect.

                           (ii)     Except such as have been obtained, no Order
or Permit issued by, or declaration or filing with, or notification to, or waiver from, any Governmental Authority is required on the part of each Seller in connection with the execution and delivery of this Agreement, or the compliance or performance by such Seller with any of the provisions contained herein or therein, except for any such requirements, the failure of which to be obtained or made would not have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (d) OWNERSHIP AND TRANSFER. Each Seller has good and valid title to all of the Purchased Interests owned by it free and clear of all Liens, except as set forth on SCHEDULE 3.1(D) (the "PERMITTED LIENS"). Each Seller shall convey to the Purchaser at the Closing good and marketable title to the Purchased Interests owned by it, free and clear of all Liens other than the Permitted Liens.

                  (e) CAPITALIZATION. SCHEDULE 3.1(E) sets forth, with respect to each Company, the composition of the authorized capital stock and the number of shares of capital stock issued and outstanding as of the date hereof. Except for this Agreement, or as set forth on SCHEDULE 3.1(E), neither Seller nor any Company has created, authorized, granted, issued or agreed to create, authorize, grant or issue any existing option, warrant, right, call, commitment or other agreement which would require the issuance, sale or transfer of any Purchased Interests, any shares of capital stock or other equity interests of any Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity interests of any Company.

                  (f) SUFFICIENCY OF ASSETS. The Purchased Interests constitute in all material respects all of the assets used by each Seller in connection with its ownership and operation of the Companies and Company Subsidiaries as of the date hereof in the ordinary course of business consistent with past practice (other than general corporate assets of, and management services provided by, MIG and its Affiliates).

                  (g) BROADCASTING LICENSES. SCHEDULE 3.1(G) lists all of the broadcasting licenses, certificates, permits, consents, authorizations, approvals and transmission agreements (collectively, the "LICENSES") from Governmental Authorities to the Companies and their Subsidiaries. The frequencies set forth on SCHEDULE 3.1(G) have been allocated to the radio and television stations operated by the Companies or their Subsidiaries for the zones specified thereon.

                  (h) FINANCIAL STATEMENTS. The financial statements (including any notes thereto) and the interim financial statements as set forth in Part I of SCHEDULE 3.1(H) have been prepared in accordance with Russian accounting standards applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition of each of CJSC "Kosmos-TV", "SAC", "Radio Katusha", "IRA "AVA-press" and "Ekby" as of such dates, and the results of operations of CJSC "Kosmos-TV", "SAC", "Radio Katusha", "IRA "AVA-press" and "Ekby" for such periods. The financial statements (including


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any notes thereto) as set forth in Part II of SCHEDULE 3.1(H) present fairly in all material respects the financial position and results of operations of each of CJSC "Kosmos-TV", "SAC", "Radio Katusha", "IRA "AVA-press" and "Ekby" for the respective time periods, in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

                  (i) LIMITATION OF REPRESENTATIONS AND WARRANTIES. (I) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3.1, THE SELLERS ARE NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE PURCHASED INTERESTS, OR THE BUSINESS, ASSETS OR LIABILITIES OF THE COMPANIES AND THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS SECTION 3.1, THE PURCHASER IS PURCHASING THE PURCHASED INTERESTS ON AN "AS-IS, WHERE-IS" BASIS. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER MIG NOR THE SELLERS HAVE MADE, AND MIG AND THE SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE, AND THE PURCHASER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND THE PURCHASER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION (OTHER THAN FOR, OR BASED UPON, FRAUD ON WILLFUL MISCONDUCT) AGAINST MIG AND THE SELLERS AND THEIR REPRESENTATIVES IN CONNECTION WITH THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) HERETOFORE FURNISHED TO THE PURCHASER AND ITS REPRESENTATIVES BY OR ON BEHALF OF MIG AND THE SELLERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (j) BROKERS. Except as set forth on SCHEDULE 3.1(J), no Person has acted, directly or indirectly, as a broker, finder or investment banker for the Seller or any Company in connection with the transactions contemplated by this Agreement and neither the Purchaser nor any Company is or will become obligated to pay any fee or commission or like payment to any broker, finder or investment banker as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of the Seller or any of its Affiliates.

                  (k) COMSTAR. Notwithstanding anything herein to the contrary, the representations and warranties of the Sellers regarding CJSC "Comstar" and its Subsidiaries are limited to the representations and warranties set forth in Sections 3.1(a) 3.1(b), 3.1(c) and 3.1(d).

                  (l) NO LITIGATION. Except as set forth on SCHEDULE 3.1(L), the Companies and Company Subsidiaries are not a party to any litigation.

                  (m) MATERIAL CONTRACTS. Except as set forth on SCHEDULE 3.1(M), CJSC "Kosmos-TV", "SAC", "Radio Katusha" and "Ekby" and their


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Subsidiaries are not party to supplier, service or non-ordinary course business contracts with annual liability exceeding $25,000.

                  (n) CREDIT AGREEMENT. ITI has no further funding obligations pursuant to the Amended and Restated Credit Agreement, dated as of April 1, 2000 (amending and restating the Credit Agreement dated May 29, 1992, as further amended and restated in its entirety as of October 31, 1993 and, thereafter, as of November 1, 1999), as amended by Amendment No. 1 dated March 30, 2001 and Amendment No.2, effective as of January 1, 2003 (as so amended and restated, the "Credit Agreement") nor will ITI have any further funding obligations pursuant to the Credit Agreement at the time of the assignment of all of its rights, title and interest under the Credit Agreement. On the Closing Date, ITI will deliver to the Purchaser or its designee any and all promissory notes evidencing the indebtedness of CJSC "Kosmos-TV" to ITI, issued in its favor under the Credit Agreement, together with an endorsement duly executed in blank.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to each of the Sellers as follows as of the date hereof immediately prior to the purchase and sale described in Section 2.1:

                  (a) ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Neither the Purchaser nor any Affiliate thereof beneficially owns any capital stock or debt of MIG, the Sellers or any of the Companies other than the MIG Notes.

                  (b) AUTHORIZATION OF AGREEMENT. The Purchaser has the requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and, assuming due execution and delivery by the other parties hereto, constitutes valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law.

                  (c) NO VIOLATION; CONSENTS. (I) The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) violate any provision of the charter, bylaws or similar constituent document of the Purchaser, (B) conflict with, require the consent of a third party under, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation of the Purchaser under any material agreement or other instrument to which either the Purchaser is a party or by which the Purchaser or any of its properties or assets are bound, (C) violate any Order of any Governmental Authority to which the Purchaser is bound or subject in any material respect,


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(D) violate any Laws to which the Purchaser is subject in any material respect, or (E) except as provided for herein, result in the imposition or creation of any Lien upon the Purchase Price.

                           (ii)     Except such as have been obtained, no Order
or Permit issued by, or declaration or filing with, or notification to, or waiver from, any Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the compliance or performance by the Purchaser with any of the provisions contained herein.

                           (iii)    Any consent or waiver required to be granted
by or obtained from the Purchaser or any of its Affiliates in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall be deemed granted and or waived.

                  (d) OWNERSHIP AND TRANSFER. The Purchaser owns, free and clear of any Liens, the MIG Notes to be tendered as part of the consideration for the Purchased Interests, and the Purchaser is entitled to and has full power and authority to sell, transfer, convey, assign and deliver such MIG Notes. The Purchaser shall convey to MIG, acting on behalf of the Sellers, at the Closing good and marketable title to the MIG Notes, free and clear of any and all Liens.

                  (e) INVESTMENT INTENTION. The Purchaser is acquiring the Purchased Interests for investment purposes only and not with a view to the distribution (as such term is used in Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof in violation of the applicable securities laws and regulations. The Purchaser understands that the Purchased Interests have not been registered under the securities laws and regulations of any jurisdiction and cannot be sold unless subsequently registered under any applicable Laws and regulations or an exemption from such registration is available.

                  (f) FINANCIAL ADVISORS. Except as set forth on SCHEDULE 3.2(F), no Person has acted, directly or indirectly, as a broker, finder or investment banker for the Purchaser in connection with the transactions contemplated by this Agreement and no Seller is or will become obligated to pay any fee or commission or like payment to any broker, finder or investment banker as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of the Purchaser or any of its Affiliates.

                  (g) NO LITIGATION. The Purchaser is not a party in any litigation.

                  (h) COMMITMENTS OF PURCHASER'S SHAREHOLDERS. The Purchaser's shareholders have each executed an undertaking substantially of the form set forth in SCHEDULE 3.2(H) in which each shareholder agrees to accept the obligations imposed on such shareholders by Section 4.3 hereof.

                                   ARTICLE IV

                                 INDEMNIFICATION
                                 ---------------

         4.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall only survive for a period which shall terminate on (a) the first anniversary of the Closing Date, with respect to the representations and warranties contained in Sections 3.1(g) (Broadcasting Licenses) and 3.1(h) (Financial Statements of the Companies) and
(b) the third anniversary of the Closing Date, with respect to all other the representations and warranties contained in Article III. Notwithstanding the foregoing, in the event a notice of claim for indemnification pursuant to
Section 4.2(b) is made in accordance herewith within the applicable survival period described above, the representation and warranty that is the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

         4.2      INDEMNIFICATION BY MIG AND MITI.

                  (a) MIG and MITI shall, jointly and severally, indemnify, defend and hold harmless the Purchaser, each of the Company and the Company Subsidiaries and each of their officers, directors, stockholders, employees, attorneys, representatives, agents and their respective Affiliates (each, an "Purchaser Indemnitee") from and against, and shall reimburse each Purchaser Indemnitee for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, court costs and reasonable attorneys' fees and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and accountants' fees and expenses in connection with any action, suit or proceeding) (collectively "Losses") arising or resulting from (x) any misrepresentation or any breach of warranty, covenant or agreement contained in this Agreement by any of the Sellers other than any such misrepresentation or breach of which the Purchaser has written notice prior to the Closing, and (y) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by the Purchaser or any of its controlled Affiliates and to bear the cost of legal expenses incurred in defending any such claim or demand.

                  (b) Notwithstanding Section 4.2, (x) MIG and MITI shall not have any liability under clause (a) hereof in respect of any claim for indemnification arising or resulting from any misrepresentation or a breach of a warranty made by the Sellers in Sections 3.1(g) or 3.1(h), until the aggregate amount of such Losses otherwise subject to indemnification equals or exceeds $200,000, at which time only those Losses in excess of $200,000 shall be recoverable pursuant to this Section 4.2; and (y) in no event shall the aggregate liability of MIG and MITI in respect of indemnification claims under clause (a) hereof exceed $2,000,000.

         4.3      INDEMNIFICATION BY THE PURCHASER AND THE PURCHASER
SHAREHOLDERS.

                  (a) The Purchaser and each of the shareholders of the Purchaser, which are listed on SCHEDULE 4.3 (such shareholders, the "Purchaser Shareholders") shall, jointly and severally, indemnify, defend and hold harmless each of the Sellers and each of their officers, directors, stockholders, employees, attorneys, representatives, agents and their respective Affiliates (each, a "Sellers Indemnitee") from and against, and shall reimburse each Sellers Indemnitee for, all Losses arising or resulting from (x) any misrepresentation or any breach of warranty, covenant or agreement contained in this Agreement by the Purchaser other than any such misrepresentation or breach of which the Sellers has written notice prior to the Closing, and (y) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of MIG or any of its controlled Affiliates, and to bear the cost of legal expenses incurred in defending any such claim or demand.

                  (b) Notwithstanding Section 4.3, (x) the Purchaser and the Purchaser Shareholders shall not have any liability under clause (a) hereof in respect of any claim for indemnification arising or resulting from any misrepresentation or a breach of a warranty made by the Purchaser, until the aggregate amount of such Losses otherwise subject to indemnification equals or exceeds $200,000, at which time only those Losses in excess of $200,000 shall be recoverable pursuant to this Section 4.3; and (y) in no event shall the aggregate liability of the Purchaser and the Purchaser Shareholders in respect of indemnification claims under clause (a) hereof exceed $2,000,000.

         4.4 INDEMNIFICATION AMOUNTS. Any Losses for which indemnification is provided under this Agreement shall be reduced to take account of (i) any net Tax Benefit realized by a party entitled to indemnification hereunder arising from the incurrence or payment of such amount, and (ii) any proceeds received or awarded in connection with any Losses by such party under any insurance policy in effect on the Closing Date.

         4.5      NOTIFICATION OF THIRD-PARTY CLAIMS.

                  (a) If any third party shall notify any party hereto (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the other party hereto (the "INDEMNIFYING PARTY") under this Article IV, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing and make available to the Indemnifying Party all relevant information and documents with respect to the defense of such Third Party Claim; provided that, the failure to deliver such notice to the Indemnifying Party within a reasonable time following commencement of any such action shall not relieve the Indemnifying Parties of any liability hereunder unless such failure is materially prejudicial to the Indemnifying Parties;

                  (b) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party; provided that any such judgment or settlement includes a full release in favor of the Indemnified Party of all liabilities in respect of such claim;

                  (c) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 4.5 above, however, the Indemnified Party may defend against the Third Party Claim, in any manner it reasonably may deem appropriate with counsel reasonably acceptable to the Indemnifying Party, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 4.5 will be paid by the Indemnifying Party; provided that the Indemnifying Party shall not be obligated to pay the expenses of more than one separate counsel in each jurisdiction for each Indemnified Party so entitled to separate counsel; and

                  (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

         4.6 TRANSFER TAXES. MIG shall pay and be responsible for all applicable sales, transfer, recording, deed, stamp and other similar Taxes (and any penalties, interest and additions to such Taxes) required to be paid in connection with the purchase and sale contemplated hereby. The parties to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

         4.7 PUBLIC ANNOUNCEMENT. The Purchaser and MIG shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and thereby and, shall not issue any such press release or make any such public statement with respect thereto unless the text of such statement shall first have been agreed to by the parties hereto.

         4.8 COOPERATION AND BOOKS AND RECORDS. After the Closing Date, the Sellers and the Purchaser shall (i) provide, and shall cause their respective controlled Affiliates to provide, to the other party and its Affiliates (at the expense of the requesting party) such information relating to the Companies as the other party may reasonably request with respect to Tax matters; and (ii) retain or cause to be retained all books and records pertinent to any of the Companies for all pre-closing periods until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers).

         4.9 COOPERATION. After the Closing, upon prior written notice, the Purchaser shall afford or cause to be afforded to the Sellers, and their respective appointed representatives (including, without limitation, legal counsel, financial advisors and accountants) access, during normal business hours, to such information and assistance relating to any of the Companies and their direct or indirect Subsidiaries as is reasonably necessary for financial reporting, tax, and accounting matters. The Purchaser shall use reasonable efforts to cause the employees of the Companies to cooperate and assist the Sellers and their respective appointed representatives in locating information and responding to any information requests by any Governmental Entity.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         5.1 REMEDIES. The parties acknowledge and agree that the only remedy for a breach of any representation or warranty made hereunder shall be such parties' right to indemnification pursuant to and to the extent permitted by Article IV or to seek specific performance pursuant to Section 5.12; PROVIDED THAT the foregoing shall not affect a party's remedies for any claim or cause of action for fraud or willful misconduct.

         5.2 EXPENSES. Except as otherwise set forth in this Agreement, the Sellers and the Purchaser shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         5.3 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:


                  if to any of the Sellers:

                  c/o Metromedia International Group, Inc.
                  505 Park Avenue, 21st Floor
                  New York, New York 10022
                  Telecopy:  (212) 527-3995
                  Attention:  Mark Hauf, Chief Executive Officer
                              Ernie Pyle, Chief Financial Officer

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Telecopy:  (212) 757-3990
                  Attention:  James M. Dubin, Esq.
                              Kelley D. Parker, Esq.

                  if to the Purchaser:

                  Adamant Advisory Services, Inc.
                  c/o A.J.K Bureau of Consultants, Ltd.
                  1 Naousis Street, P.O. Box 40634
                  6018 Larnaca
                  Cyprus
                  Telecopy:   357 24 66 88 66
                  Telephone:  357 24 66 88 00

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Telecopy:   (212) 593-5955
                  Attention:  Michael R. Littenberg, Esq.

                  All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one or two Business Day(s) after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next or second, respectively, business day delivery; (iii) 15 (fifteen) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 5.3 designate another address or Person for receipt of notices hereunder. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

         5.4 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchaser may assign any of its rights under this Agreement to any of its Affiliates or any transferee of Purchased Interests hereunder. Except as set forth in the preceding sentence, no party may assign any of its rights under this Agreement without the written consent of the other party. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         5.5      AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of any of the Sellers or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any of the Sellers or the Purchaser from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by MIG and the Purchaser.

         5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         5.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         5.8 SCHEDULES. (a) The disclosure of any item in the Schedules to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement, but shall expressly not be deemed to constitute an admission by either the Seller or the Purchaser, or to otherwise imply or concede that any such item is material or would (or would be reasonably likely to) have a Seller Material Adverse Effect for purposes of this Agreement.

                  (b) The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof. If any schedule discloses an item or information in such a way as to make its relevance to the disclosure required by another schedule readily apparent, the matter shall be deemed to have been disclosed in such other schedule, notwithstanding the omission of an appropriate cross-reference to such other schedule. Any matter disclosed in any section of a schedule shall be deemed disclosed in each section of such schedule.

         5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         5.10 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 5.3 shall be deemed effective service of process on such party.

         5.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         5.12 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other party will be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, in law or in equity. Each party's right to seek specific performance shall be in addition to, and not in lieu of, any other rights and remedies that may be available hereunder.

         5.13 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         5.14 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         5.15 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto supercedes all prior agreements and understandings between the parties with respect to such subject matter.

         5.16 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Purchase Agreement on the date first written above.

                                   METROMEDIA INTERNATIONAL GROUP, INC.


                                   By:  /s/ Mark S. Hauf
                                        ---------------------------------------
                                        Name:   Mark S. Hauf
                                        Title:  Chief Executive Officer


                                   METROMEDIA INTERNATIONAL
                                   TELECOMMUNICATIONS, INC.


                                   By:  /s/ Mark S. Hauf
                                        ---------------------------------------
                                        Name:   Mark S. Hauf
                                        Title:  President


                                   METROMEDIA INTERNATIONAL, INC.


                                   By:  /s/ Mark S. Hauf
                                        ---------------------------------------
                                        Name:   Mark S. Hauf
                                        Title:  President


                                   INTERNATIONAL TELCELL, INC.


                                   By:  /s/ Mark S. Hauf
                                        ---------------------------------------
                                        Name:   Mark S. Hauf
                                        Title:  President


                                   ADAMANT ADVISORY SERVICES, INC.


                                   By:  /s/ Andrei Volgin
                                        ---------------------------------------
                                        Name:   Andrei Volgin
                                        Title:  Authorized Signatory

                                LIST OF SCHEDULES
                                -----------------



Schedule 2.1      Purchased Interests

Schedule 2.2      Purchase Price Allocation

Schedule 3.1(d)   Permitted Liens

Schedule 3.1(e)   Capitalization of the Companies

Schedule 3.1(g)   Broadcast Licenses

Schedule 3.1(h)   Financial Statements

Schedule 3.1(j)   Brokers

Schedule 3.1(l)   Litigation

Schedule 3.1(m)   Material Contracts

Schedule 3.2(f)   Financial Advisors

Schedule 3.2(h)   Form of Purchaser's Shareholders Undertaking

Schedule 4.3      Purchasers Shareholders